                                                                     [EXHIBIT 5]


                             MERRILL LYNCH
      ANNUITIES              [PRODUCT NAME]             APPLICATION FOR A
                                                        VARIABLE ANNUITY

In this form, the terms you and your refer to the owner and the co-owner, if there is one. (For custodial accounts, you and your refer to the beneficial owner.) The terms we, our and us refer to Merrill Lynch Life Insurance Company.


1     CONTRACT INFORMATION

        Merrill Lynch account number         State of purchase

        What type of contract are you applying for? (check only one)

[ ] [Non-Qualified]                          [ ] [Roth IRA]
[ ] [Merrill Lynch Custodial IRA]            [ ] [Simple IRA]
[ ] [Merrill Lynch Custodial Roth IRA]       [ ] [SEP IRA]
[ ] [Individual Retirement Annuity (IRA)]    [ ] [403(b) Transfer (Non-ERISA Assets)]

2     SURRENDER CHARGE PERIOD

       [ ] [7 Year]  [ ] [4 Year]  [ ] [1 Year]  [ ] [9 Year  (Bonus Contract)]

3     OWNER INFORMATION

Owner's name (first, middle initial, last)                              [ ] Male       Birthdate (m/d/y)
                                                                        [ ] Female

Address                                           City         State   Zip code        Social Security or Tax ID number

Telephone number

4     CO-OWNER INFORMATION

Co-Owner's name (first, middle initial, last)                            [ ] Male      Birthdate (m/d/y)
                                                                         [ ] Female

Address                                           City         State   Zip code        Social Security or Tax ID number

Telephone number

5     ANNUITANT INFORMATION

Full name (first, middle initial, last)                                 [ ] Male       Birthdate (m/d/y)
                                                                        [ ] Female

Address                                           City         State   Zip code        Social Security or Tax ID number

Telephone number

6     JOINT ANNUITANT INFORMATION

Full name (first, middle initial, last)                                 [ ] Male       Birthdate (m/d/y)
                                                                        [ ] Female

Address                                           City         State   Zip code        Social Security or Tax ID number

Telephone number

[MERRILL LYNCH LOGO]
MERRILL LYNCH LIFE INSURANCE COMPANY
Little Rock, Arkansas                                                Page 1 of 5

7 BENEFICIARY INFORMATION If the contract has co-owners, the surviving co-owner will be the primary beneficiary unless otherwise indicated below.

Full name (first, middle initial, last)   Relationship  Birthdate (m/d/y)  Social Security or Tax ID number  [ ] Primary    Percent
                                                                                                             [ ] Contingent

Address                                                                    City                              State    Zip code

Full name (first, middle initial, last)   Relationship  Birthdate (m/d/y)  Social Security or Tax ID number  [ ] Primary    Percent
                                                                                                             [ ] Contingent

Address                                                                    City                              State    Zip code

Full name (first, middle initial, last)   Relationship  Birthdate (m/d/y)  Social Security or Tax ID number  [ ] Primary    Percent
                                                                                                             [ ] Contingent

Address                                                                    City                              State    Zip code

Full name (first, middle initial, last)   Relationship  Birthdate (m/d/y)  Social Security or Tax ID number  [ ] Primary    Percent
                                                                                                             [ ] Contingent

Address                                                                    City                              State    Zip code

      If you need more space, use Section 15 or attach and sign a separate sheet.

8     INITIAL PREMIUM - The minimum initial premium is $10,000.

      $

9 CONTRIBUTIONS FOR IRAS - Complete this section ONLY if you are purchasing an IRA or Roth IRA contract which will not be held in a Merrill Lynch Custodial Retirement Plan. Please specify the premium amount by the tax year and type of contribution.

      Current Tax Year    Prior Tax Year    Rollover Amount     Transfer Amount
      $                   $                 $                   $

10    CURRENT INSURANCE INFORMATION - Do you have any
      existing life insurance or annuity contracts?        [ ] YES      [ ] NO

      If yes, for the following states the "Important Notice: Replacement of Life Insurance or Annuities" must be completed:
      [CO, HI, IA, LA, MS, MT, NH, NM, NC or OR].

      CONTRACT REPLACEMENT INFORMATION - Are any existing annuity or life insurance contract(s) being (or have any such contracts been) surrendered, lapsed, converted, borrowed against or otherwise reduced in value or replaced in connection with the purchase of this variable annuity or is any such action likely to occur?

      [ ] YES - Please provide details below. Additional state        [ ] NO
          requirements may apply and the appropriate replacement paperwork must be included with this application.

      Company           Contract number    Issue date (m/d/y)   Original premium
                                                                $

      Company           Contract number    Issue date (m/d/y)   Original premium
                                                                $

      If this purchase replaces more than one annuity or life insurance contract, the contracts being replaced must have the same owner or, if this contract is to be held in a Merrill Lynch Custodial Retirement Plan IRA, the contracts being replaced must be for the benefit of the same individual. Non-qualified contracts cannot be combined with IRA or 403(b) contracts.

11 GUARANTEED MINIMUM DEATH BENEFIT (GMDB) - If you and any co-owner (annuitant, if non-natural owner) are under age [76], would you like to elect a GMDB? The GMDB cannot be added or changed after the contract is issued.

      [ ] YES - There is an additional charge if a GMDB is selected.
                Select from one of the following:

          [ ] Return of Premium GMDB
          [ ] Maximum Anniversary Value (MAV) GMDB
          [ ] Roll-Up GMDB
          [ ] Greater of MAV & Roll-Up GMDB

      [ ] NO - The contract will be issued with a death benefit equal to the contract value. There is no GMDB.

12 ADDITIONAL DEATH BENEFIT - If you and any co-owner (annuitant, if non-natural owner) are under age [76], would you like to elect the Additional Death Benefit? indicated below.

      [ ] YES - Election of this benefit is irrevocable. There is an additional charge for this benefit.

      [ ] NO - This benefit cannot be added after the contract is issued.

13 GUARANTEED MINIMUM INCOME BENEFIT (GMIB) - If the annuitant and any joint annuitant are under age [76], would you like to elect GMIB?

      [ ] YES - Election of this benefit is irrevocable. There is an additional charge for this benefit.
      [ ] NO - This benefit cannot be added after the contract is issued.

14 TAX EQUITY AND FISCAL RESPONSIBILITY ACT NOTICE. (The following disclosure is not applicable to 403(b) contracts, to Merrill Lynch Custodial IRA plans, nor to Merrill Lynch Custodial Roth IRA plans.)

      Withdrawals are subject to federal income tax withholding unless you choose not to have tax withheld. Withholding applies only to the taxable portion of your withdrawal. If you choose not to have tax withheld, or you do not have enough tax withheld, you may have to pay estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. In addition, some states require state taxes to be withheld when federal taxes are withheld. If you live in one of these states, we will withhold state taxes as required by your state.

IF YOU DO NOT CHECK A BOX, WE WILL WITHHOLD TAX       [ ] No income tax to be withheld
FROM YOUR WITHDRAWALS AT THE RATE OF 10%.             [ ] Income tax to be withheld at_______ % (use whole percentage)

15 PLEASE NOTE ANY ADDITIONAL INFORMATION OR INSTRUCTIONS HERE. If you need more space, sign and attach a separate sheet.

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

16 STATE ACKNOWLEDGEMENT. The following states require you to acknowledge the information below that pertains to your specific state. Check the appropriate box for your resident state, sign and date in Section 17.

      [ ] ARKANSAS - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

      [ ] COLORADO - It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

      [ ] DISTRICT OF COLUMBIA - WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

      [ ] HAWAII - For your protection, Hawaii law requires you to be informed that presenting a fraudulent claim for payment of a loss or benefit is a crime punishable by fines or imprisonment, or both.

      [ ] KENTUCKY - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

      [ ] LOUISIANA - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

      [ ] MAINE - It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

      [ ] NEW MEXICO - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

      [ ] OHIO - Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

      [ ] OKLAHOMA - WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

      [ ] TENNESSEE - It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

17    YOUR SIGNATURE(S) VERIFIES THAT:

      [X] YOU HAVE READ THE ABOVE STATEMENTS AND REPRESENT THAT THEY ARE COMPLETE AND TRUE TO THE BEST OF YOUR KNOWLEDGE.

      [X] YOU HAVE RECEIVED A COPY OF THE CURRENT PROSPECTUS FOR THIS CONTRACT BEFORE YOU PURCHASED THIS CONTRACT AND DETERMINED THE VARIABLE ANNUITY APPLIED FOR MEETS YOUR INVESTMENT OBJECTIVES, FINANCIAL SITUATION AND NEEDS. YOU UNDERSTAND THAT IT IS A LONG TERM INVESTMENT TO HELP MEET YOUR RETIREMENT NEEDS AND FINANCIAL GOALS.

      [X] YOU UNDERSTAND THAT THE CONTRACT VALUE MAY INCREASE OR DECREASE DEPENDING ON THE PERFORMANCE OF THE VARIOUS INVESTMENT OPTIONS YOU SELECT AND THE CONTRACT CHARGES AND FEES. ACCORDINGLY, YOUR CONTRACT VALUE COULD BE LESS THAN THE PREMIUMS YOU PAY, EVEN IF YOU MAKE NO WITHDRAWALS. THERE IS NO GUARANTEED MINIMUM CONTRACT VALUE.

      [X] YOU UNDERSTAND THAT THE DEATH BENEFIT MAY INCREASE OR DECREASE DEPENDING ON THE PERFORMANCE OF THE VARIOUS INVESTMENT OPTIONS YOU SELECT. IF YOU ELECT A GUARANTEED MINIMUM DEATH BENEFIT (GMDB), THE DEATH BENEFIT WILL NOT BE LESS THAN THE AMOUNT OF THE GMDB.

      [X] YOU UNDERSTAND THAT THE GUARANTEED MINIMUM INCOME BENEFIT (GMIB) DOES NOT GUARANTEE A CONTRACT VALUE, CASH VALUE, MINIMUM DEATH BENEFIT, OR MINIMUM INVESTMENT RETURN FOR ANY INVESTMENT OPTION. GMIB IS BASED ON CONSERVATIVE ANNUITY PAYOUT FACTORS AND SHOULD BE REGARDED AS A SAFETY NET ONLY.

      [X] YOU UNDERSTAND THAT, IF THIS CONTRACT IS BEING PURCHASED AS A TAX QUALIFIED ANNUITY, THE TAX ADVANTAGES PROVIDED BY A VARIABLE ANNUITY (I.E. TAX-DEFERRAL) ARE ALREADY AVAILABLE WITH TAX QUALIFIED PLANS, INCLUDING IRAS, AND THAT YOU ARE PURCHASING THIS CONTRACT FOR THE FEATURES AND BENEFITS IT PROVIDES, SUCH AS ANY GMDB AND GMIB OPTIONS.

      [X] IF THIS CONTRACT IS BEING PURCHASED AS A TAX QUALIFIED ANNUITY AND IF YOU ARE OVER AGE 70 1/2, YOU ACKNOWLEDGE THAT YOU ARE NOT REQUIRED TO TAKE DISTRIBUTIONS FROM THIS CONTRACT TO SATISFY YOUR MINIMUM DISTRIBUTION REQUIREMENT.

      [X] YOU UNDERSTAND THAT, IF THIS IS A QUALIFIED CONTRACT AND IF YOU HAVE ELECTED THE GMIB, YOU MAY BE REQUIRED TO TAKE MINIMUM DISTRIBUTIONS BEFORE YOU ARE ABLE TO ANNUITIZE UNDER THE GMIB, AND THIS BENEFIT MAY NOT BE APPROPRIATE.

      [X] YOU UNDERSTAND THAT ELECTION OF ANY GMDB IS IRREVOCABLE AND WILL RESULT IN AN ADDITIONAL CHARGE.

      [X] YOU UNDERSTAND THAT ELECTION OF THE ADDITIONAL DEATH BENEFIT IS IRREVOCABLE AND WILL RESULT IN AN ADDITIONAL CHARGE.

      [X] YOU UNDERSTAND THAT ELECTION OF THE GMIB IS IRREVOCABLE AND WILL RESULT IN AN ADDITIONAL CHARGE.

      [X] YOU UNDERSTAND THAT THE GMDB, ADDITIONAL DEATH BENEFIT, AND GMIB MAY NOT BE ADDED AFTER THE CONTRACT IS ISSUED.

      UNDER PENALTY OF PERJURY YOU CERTIFY THAT:

      1.    YOUR SOCIAL SECURITY OR TAX ID NUMBER(S) INDICATED ON PAGE 1 ARE
            CORRECT;

      2. YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (a) YOU ARE EXEMPT FROM BACKUP WITHHOLDING, OR (b) YOU HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (c) THE IRS HAS NOTIFIED YOU THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING. (YOU ARE REQUIRED TO CROSS OUT THIS STATEMENT IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.); AND

      3.    YOU ARE A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

      THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Owner's signature                        Date (m/d/y)             Co-Owner's signature                                 Date (m/d/y)

Signed at (city and state)

Financial Advisor/Witness name (please print) - Kentucky only     Financial Advisor/Witness signature - Kentucky only

18 FINANCIAL ADVISOR'S VERIFICATION - The Financial Advisor selling this annuity must complete and sign.

      1. Has the current prospectus for this contract
         been given to the client?                               [ ] YES [ ] NO

      2. Does the client have any existing life insurance
         or annuity contracts?                                   [ ] YES [ ] NO

        If yes, for the following states the "Important Notice: Replacement of Life Insurance or Annuities" must be completed:
        [CO, HI, IA, LA, MS, MT, NH, NM, NC or OR].

      3. Are any existing annuity or life insurance contract(s) being (or have any such contracts been) surrendered, lapsed, converted, borrowed against or otherwise reduced in value or replaced in connection with this application or is any such action likely to occur? [ ] YES [ ] NO

      4. I hereby certify that only sales materials approved by Merrill Lynch Life Insurance Company were used in this sale, and that copies of all sales materials used in this sale were left with the applicant.
                                                                  [ ] YES [ ] NO

     [ 5. If a [7 Year] Surrender Charge Period is selected in Section 2, please choose one of the following commission choices.

          If no option is selected, your commission will default to Option 1.
          (LEVEL) ]                                 [ ] OPTION 1  [ ] OPTION 2

Financial Advisor's name (please print)    Financial Advisor's telephone number    State License I.D. #

Financial Advisor's signature              Date (mm/dd/yyyy)                       FA or Pool authorizing number

AT YOUR SERVICE                      MERRILL LYNCH LIFE INSURANCE COMPANY
Our business hours are               SERVICE CENTER
8:30 a.m. to 6:00 p.m. Eastern
time, Monday through Friday.         OUR MAILING ADDRESS:                        OUR ADDRESS FOR OVERNIGHT MAIL:
                                     P. O. Box 44222                             4804 Deer Lake Drive East
Our automated voice response         Jacksonville, FL  32231-4222                Jacksonville, FL  32246
system is available 24 hours a
day, 7 days a week.                  OUR TELEPHONE NUMBER: 1-800-535-5549        OUR FAX NUMBER:  1-888-329-6544